Exhibit 5.1

201 South Main Street
Suite 1800	Mark E. Lehman
Salt Lake City, Utah
84111-2218
Post Office Box 45898	Direct Dial
Salt Lake City, Utah	(801) 532-1234
84145-0898	E-Mail
Telephone 801 532-1234	MLehman@pblutah.coml
Facsimile 801 536-6111

August 2, 2006

Board of Directors

Synthetic Blood International, Inc.

3189 Airway Avenue, Building C

Costa Mesa, CA 92626

Re:	Post-effective Amendment No. 1 on Form S-1 to

Registration Statement on Form S-2

SEC File No. 333-127532

Gentlemen:

We have examined the Post-effective Amendment on Form S-1 to the above-referenced Registration Statement (the “Amendment”) to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration under the Securities Act of 1933, as amended, of the shares of common stock listed blow (the “Shares”):

•	Up to 4,552,182 shares of common stock underlying convertible debentures in the remaining aggregate principal amount of $405,642 (registered under Registration Statement File No. 333-127532);

•	Up to 8,456,053 shares issuable upon the exercise of common stock purchase warrants that have an exercise price of $0.242 per share and expire July 13, 2008 (registered under Registration Statement File No. 333-127532);

•	Up to 2,266,666 shares issuable upon the exercise of common stock purchase warrants that have an exercise price of $0.47 per share and expire May 31, 2009 (registered under Registration Statement File No. 333-118759 and included in the Amendment pursuant to Rule 429);

•	Up to 437,500 shares issuable upon the exercise of common stock purchase warrants that have an exercise price of $0.275 per share and expire September 30, 2007 (registered under Registration Statement File No. 333-122057 and included in the Amendment pursuant to Rule 429); and

•	Up to 9,000,000 shares issuable upon the exercise of common stock purchase warrants that have an exercise price of $0.275 per share and expire December 31, 2007 (registered under Registration Statement File No. 333-122057 and included in the Amendment pursuant to Rule 429).

As your legal counsel, we have examined the proceedings taken by you in connection with the sale of the convertible debentures and warrants listed above. It is our opinion that the Shares shall be, when issued in accordance with the terms of the convertible debentures and warrants, legally and validly issued, fully paid and non-assessable.

Board of Directors

Synthetic Blood International, Inc.

August 2, 2006

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

Sincerely,

/s/ Parsons Behle & Latimer

Parsons Behle & Latimer

MEL/cm